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                       DAIMLER-BENZ VEHICLE TRUST 1994-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: DECEMBER 1996
DISTRIBUTION DATE: 1/15/97



STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                             PER $1,000 OF  ORIGINAL
                                                                                                  Class A/Class B
                                                                                                 Certificate Amount
                                                                                               -----------------------
(i)  Principal Distribution
       Class A Amount                                                           $8,892,276.05       $14.672103
       Class B Amount                                                             $834,125.14       $12.386629
(ii) Interest Distribution
       Class A Amount                                                             $442,494.83       $0.730109
       Class B Amount                                                              $49,166.09       $0.730109
(iii)Amount of Distribution allocable to the Yield Supplement Amount                $1,495.56
                                                                                -------------
       Class A Amount                                                               $1,346.00
       Class B Amount                                                                 $149.56
     Amount of Distribution allocable to the (Excess) Shortfall Amount             ($9,701.26)
                                                                                -------------
       Class A Percentage                                                          ($8,731.13)
       Class B Percentage                                                            ($970.13)
                                                                                -------------
(iv) Monthly Servicing Fee                                                         $82,632.09       $0.122707
       Monthly Supplemental Servicing Fee                                               $0.00       $0.000000
       Class A Percentage of the Servicing Fee                                     $74,368.88       $0.122707
       Class A Percentage of the Supplemental Servicing Fee                             $0.00       $0.000000
       Class B Percentage of the Servicing Fee                                      $8,263.21       $0.122707
       Class B Percentage of the Supplemental Servicing Fee                             $0.00
(v)  Class A Principal Balance (end of Collection Period)                      $80,350,378.32
     Class A Pool Factor (end of Collection Period)                                13.257674%
     Class B Principal Balance (end of Collection Period)                       $8,927,819.81
     Class B Pool Factor (end of Collection Period)                                13.257674%
(vi) Pool Balance (end of Collection Period)                                   $89,278,198.13

(vii)Class A Interest Carryover Shortfall                                               $0.00       $0.000000
     Class A Principal Carryover Shortfall                                              $0.00       $0.000000
     Class B Interest Carryover Shortfall                                               $0.00       $0.000000
     Class B Principal Carryover Shortfall                                       ($153,905.53)      $2.285473

(viii)Amount Otherwise Distributable to the Seller that is Distributed to Either
      the Class A or Class B Certificateholders                                          $0.00

(ix) Balance of the Reserve Fund Property (end of Collection Period)
       Class A Amount                                                          $20,202,230.76
       Class B Amount                                                                   $0.00

(x)  Aggregate Purchase Amount of Receivables repurchased by
     the Seller or the Servicer                                                         $0.00
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